UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): September 16, 2014

PACIFIC FINANCIAL CORPORATION
(Exact name of Pacific as specified in its charter)

Washington	000-29829	91-1815009
(State or other jurisdiction of incorporation or organization)	(SEC File Number)	(IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Pacific's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Pacific under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Pacific's Certifying Accountant.

On September 16, 2014, Pacific Financial Corporation (“Pacific”) engaged BDO USA LLP (“BDO”) as its independent registered public accounting firm to audit its financial statements for fiscal year 2014. Subsequently, Pacific notified Deloitte & Touche LLP (“Deloitte”) that it was being dismissed as Pacific’s independent registered public accounting firm. The Audit Committee of Pacific’s Board of Directors directed the review of its auditors and recommended the engagement of BDO and dismissal of Deloitte. This recommendation was approved by the full Board of Directors.

Deloitte served as Pacific’s independent registered public accounting firm for all fiscal years since the year ended December 31, 2007. Deloitte’s report on the consolidated financial statements of Pacific for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and the subsequent interim period through September 16, 2014 there were: (1) no disagreements between Pacific and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their reports on Pacific’s financial statements for such years, and (2) no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

During the two preceding fiscal years of Pacific and the interim period through September 16, 2014, Pacific did not consult with BDO regarding either the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on Pacific’s financial statements, and did not consult with BDO as to any matter that was either the subject of a disagreement or a reportable event.

Pacific has provided Deloitte with a copy of the disclosures in this Form 8-K and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with Pacific’s statements in this report. A copy of the letter dated September 17, 2014 is filed as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

16.1 Letter from Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Pacific has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: September 17, 2014	By:	s/ Douglas N. Biddle
Douglas N. Biddle EVP & Chief Financial Officer